STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 14th day of February, 2000, among PHOENIX INTERNATIONAL LTD., a Florida corporation (the "Company"), and LONDON BRIDGE SOFTWARE HOLDINGS PLC., a corporation organized under the laws of England and Wales (the "Purchaser").

         WHEREAS, the Company and Purchaser desire to form mutually beneficial strategic business alliances between their companies; and

         WHEREAS, in furtherance of such goals, the company wishes to sell, and Purchaser (including all affiliates and associates of Purchaser within the meaning of Rule 12b-2 of the U.S. Securities Exchange Act of 1934) wishes to purchase, up to a 9.95% ownership interest in the Company.

         NOW, THEREFORE, the parties agree as follows:

         1. AUTHORIZATION, SALE AND ISSUANCE OF SECURITIES.

         1.1 Authorization. The Company has authorized the sale and issuance of up to 861,623 shares of its common stock, $0.01 par value per share (the "Common Stock"), to the Purchaser.

         1.2 Sale of Shares. Subject to the terms and conditions hereof, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 861,623 shares (the "Purchased Shares") of Common Stock at a cash purchase price of U.S. $5.803 per share, or U.S. $5,000,000 in the aggregate.

         2. CLOSING; DELIVERIES.

         2.1 Closing. Closing of the purchase and sale of Purchased Shares hereunder (the "Closing") shall be held at such time and on such date as the Company and the Purchaser may agree, but in any event on or before February 15, 2000 (the "Closing Date"). The Closing shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., Suite 1400, 999 Peachtree Street, N.E., Atlanta, Georgia 30309, or such other place as the Company and the Purchaser may designate.

         2.2 Deliveries at Closing. At the Closing, the Company shall deliver to the Purchaser a stock certificate, issued in such Purchaser's name, representing the number of Purchased Shares (the "Certificate"), and the Purchaser shall deliver the purchase price to the Company by wire transfer in the amount of Five Million U.S. Dollars (U.S. $5,000,000) (the "Purchase Price"). In addition, the Company shall deliver to the Purchaser such other instruments and documents as are described in Article 5, and the Purchaser shall deliver to the Company such other instruments and documents as are described in Article 6.

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         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to the Purchaser, as follows:

         3.1 Organization and Standing; Charter and Bylaws. The Company is a corporation duly organized and validly existing under the laws of the State of Florida, United States and is in good standing under such laws. The Company has previously delivered to Purchaser true and accurate copies of its Restated Articles of Incorporation, as amended (the "Articles"), and its Amended and Restated Bylaws, as presently in effect (the "Bylaws").

         3.2 Corporate Power. The Company has all requisite legal and corporate power and authority (a) to own, lease and operate its properties and assets and conduct its business as presently conducted, and (b) to enter into this Agreement, to sell the Purchased Shares and to carry out and perform its other obligations under the terms of this Agreement.

         3.3 Capitalization. The authorized capital stock of the Company consists of 60,000,000 shares of capital stock, of which: (a) 50,000,000 shares are designated as Common Stock, voting and with par value of $0.01 per share, of which 8,548,549 shares are issued and outstanding as of February 11, 2000; and
(b) 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.

         3.4 Authorization. All corporate action on the part of the Company and its directors, officers and shareholders necessary for (a) the authorization, execution, delivery and performance of all its obligations under this Agreement,
(b) the authorization, issuance and delivery by the Company to the Purchaser of the Purchased Shares, and (c) the authorization, execution and delivery of all agreements contemplated hereby to be executed and delivered at Closing (the "Other Agreements"), has been (or will be) taken prior to the Closing. This Agreement and the Other Agreements, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company and are enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         3.5 Validity of Stock. When issued pursuant to this Agreement, the Purchased Shares will be duly authorized, validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and will not be subject to any preemptive rights, rights of first refusal or redemption rights, other than as expressly provided herein and in the Articles or as will have been waived.

         3.6 Financial Statements. The Company has furnished Purchaser with (a) audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 1996, 1997 and 1998, together with audited consolidated statements of income and cash flows for the three-year period ended December 31, 1998, (b) an unaudited consolidated balance sheet of the Company as of September 30, 1999, together with unaudited consolidated statements of income

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and cash flows for the nine-month period then ended (collectively, the "Interim
Financial Statements," and (c) preliminary drafts, subject to final audit adjustments, of the consolidated balance sheets and statements of income and cash flows for the period ended December 31, 1999 as disclosed to the public in the Company's press release dated February 8, 2000 (the "Unaudited 1999 Financial Statements"); all the foregoing financial statements being collectively referred to herein as the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the financial position of the Company and the results of its operations as of the dates and for the periods indicated, subject, in the case of the Interim Financial Statements and the Unaudited 1999 Financial Statements, to normal year-end adjustments, adjustments that may be required as a result of final audit procedures yet to be completed and the absence of footnotes. The remaining audit adjustments to the Unaudited 1999 Financial Statements are not expected to cause, in the aggregate, a material adverse change in the information presented in the Unaudited 1999 Financial Statements.

         3.7 Changes. Except as disclosed in the Financial Statements and in the SEC Reports and Releases (defined in Section 3.14 below), since the date of the Unaudited 1999 Financial Statements there has not been:

             3.7.1 any material and adverse change in the assets, liabilities, financial condition, or operations of the Company considered in the aggregate from that reflected in the Unaudited 1999 Financial Statements, except changes in the ordinary course of business and changes that may be required as a result of the audit;

             3.7.2 any materially adverse change (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise;

             3.7.3 any significant damage, destruction or loss with respect to the material properties or business of the Company, whether or not covered by insurance;

             3.7.4 any declaration or payment of any dividend (in stock or other property) or other distribution of the assets of the Company;

             3.7.5 any other event or condition that has had a material adverse effect on the business of the Company; or

             3.7.6 any agreement or commitment by the Company to do any of the things described in this Section 3.7.

         3.8 Material Liabilities. Except (a) as reflected in the Unaudited 1999 Financial Statements or the SEC Reports and Releases, (b) for obligations and liabilities incurred in the ordinary course of business since the date of the Unaudited 1999 Financial Statements, and (c) for obligations under contracts made in the ordinary course of business that would not be required by GAAP to be reflected in the Unaudited 1999 Financial Statements, the Company does not have any material liabilities or obligations.

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         3.9 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the issuance of the Purchased Shares will not result in any violation or be in conflict with or constitute a default under any of the terms or provisions of the Articles or Bylaws of the Company, or any mortgage, indenture, contract, agreement or instrument to which the Company is a party and which is material to its business and operations, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of the Company pursuant to any such term or provision.

         3.10 Litigation and Other Proceedings. The Company is a party to the litigation and other legal proceedings described on Schedule 3.10 hereto, the effect of which, if determined adversely to the Company, may reasonably be considered to be material and adverse to the Company. Except as disclosed in the Company's SEC Reports, Releases and Financial Statements, there are no other actions, proceedings or investigations pending against the Company that, if decided adversely to the Company could, either in any case or in the aggregate, reasonably be expected to result in any material adverse change in the business or financial condition of the Company or its material properties or assets or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or in any material liability on the part of the Company, and there is no proceeding to which the Company is a party that challenges the validity of this Agreement or any action taken or to be taken by the Company in connection herewith.

         3.11 Governmental Consents. Except for the filing of a Form D by the Company and Form 13D by the Purchaser with the Commission (as defined in Section
3.14 below) and other filings, if any, required by the laws of the country or other jurisdictions where the Purchaser is located, no consent, approval or authorization of, or registration, declaration, designation, qualification or filing with, any governmental authority on the part of the Company is required in connection with (a) the valid execution and delivery of this Agreement and the Other Agreements, (b) the offer, sale or issuance of the Purchased Shares by the Company, or (c) the consummation of any other transaction contemplated hereby, other than as provided by applicable securities laws.

         3.12 Other Consents. All consents of third parties and any shareholders of the Company necessary for the execution, delivery and performance by the Company of this Agreement and the Other Agreements or the consummation of the transactions contemplated hereby shall have been received prior to the Closing.

         3.13 Tax Matters. The Company has accurately prepared and timely filed all income and other tax returns, if any, that are required to be filed prior to the date hereof, and has paid, or made provision or reserves for the payment of, all taxes that have or may have become due pursuant to said returns or pursuant to any assessment that has been received from any taxing authority and there are no outstanding agreements by the Company for the extension of time for the assessment of any tax. The United States income tax returns of the Company have not been audited by the Internal Revenue Service. No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes (if any) is pending, and the Company has no knowledge of any proposed liability for any tax to be imposed upon

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the Company's properties or assets for which there is not an adequate reserve reflected in the Unaudited 1999 Financial Statements.

         3.14 Current Public Information. The Company is a "reporting issuer" and has a class of securities registered under Section 12(g) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has made available to the Purchaser copies of its (a) Annual Report on Form 10-K for the period ended December 31, 1998 and the related proxy statement as filed with the U.S. Securities and Exchange Commission (the "Commission"),
(b) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999 as filed with the Commission, (c) current reports on Form 8-K filed with the Commission since December 31, 1998 (collectively, with the items referred to in clauses (a) and (b), the "SEC Reports"), and (d) copies of its press releases and other written public statements released to Nasdaq and/or major business new services during 1999 and 2000 (collectively, the "Releases"). The SEC Reports filed with the Commission, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act and United States Securities Act of 1933, as amended (the "Securities Act"). None of the SEC Reports filed with the Commission contained, when filed, any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         3.15 Use of Proceeds. The Company will use the proceeds from the sale of Purchased Shares for its working capital needs.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser represents and warrants to the Company with respect to its purchase of the Purchased Shares as follows:

         4.1 Access to Information.

             4.1.1 Purchaser acknowledges that all documents, records and books pertaining to the Company have been made available for inspection by such Purchaser. Purchaser and its advisors or other persons acting on its behalf, have had a reasonable opportunity to ask questions of and receive answers from the officers of the Company, concerning the terms and conditions of the prospects and the offering of the Purchased Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense by the officers of the Company. All such questions have been answered to the full satisfaction of such Purchaser.

             4.1.2 Purchaser acknowledges that, from time to time, statements about the Company may be made, in writing or otherwise, that may purport to contain information about the Company, including in newspaper articles, internet chat rooms and other publications and communications, and that such statements (unless made by an authorized officer of the Company) have been and may be incorrect or inaccurate in several material respects. Purchaser agrees that neither the Company nor any of its affiliates or representatives has made any representation or warranty as to the accuracy or completeness of any such information or statements. Furthermore, the Purchaser has not relied, and will not rely, upon any such statements in making any investment

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decision in connection with the Purchased Shares; rather, the only representations or statements that the Purchaser has relied upon or will rely upon are those made by the Company in this Agreement.

         4.2 Experience; Investment Intent; Accredited Investor. Purchaser has such knowledge and experience in financial and business matters as to enable Purchaser (a) to utilize the information made available to it in connection with the purchase of the Purchased Shares, (b) to evaluate the merits and risks associated with a purchase of the Purchased Shares and (c) to make an informed decision with respect thereto. Purchaser's business and financial experience is such that the Company could reasonably assume such Purchaser has the capacity to protect its own interests in connection with the offer, sale and issuance of the Purchased Shares. Purchaser is financially capable of bearing the risk of loss of any and all consideration paid for the Purchased Shares, and acknowledges that an investment in the Purchased Shares involves a high degree of risk, including a possible total loss of investment, and the purchase price for the Purchased Shares has been determined by negotiation between the Company and the Purchaser and may not be indicative of the present or future value of the securities. Neither Purchaser nor any affiliate thereof within the meaning of Rule 12b-2 under the Exchange Act owns, beneficially or otherwise, any shares or rights to acquire shares of Common Stock. Purchaser is acquiring the Purchased Shares solely for its own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof. Purchaser represents that it is an "accredited investor" within the meaning of Regulation D promulgated by the Commission under the Securities Act and that it is a corporate body that either (a) has more than 20 members and has called up share capital or net assets of not less than (pound)500,000, or (b) has called up share capital or net assets of not less than (pound)5,000,000. Purchaser represents that it has no present intention of changing, influencing or attempting to change or influence, control of the Company and that it is purchasing the Purchased Shares for passive investment.

         4.3 No Registration Under the Securities Act. Purchaser understands that (a) neither the offering nor the sale of the Purchased Shares has been registered under the Securities Act or applicable state or other securities laws, in reliance upon exemptions from the registration provisions of the Securities Act and applicable state or other securities laws, (b) the Purchased Shares purchased by such Purchaser must be held by it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and other applicable securities laws or an exemption from such registration is available, and the certificates or documents representing all Purchased Shares will be legended to reflect such restrictions, (c) neither the Purchased Shares nor any of the Common Stock have been registered under, nor do such securities comply with the legal requirements applicable to public offerings under, The Public Offers of Securities Regulations 1995, the Financial Services Act 1986 or any other laws of England or Wales or any other country and (d) the officers of the Company will rely upon the representations and warranties made by such Purchaser in this Agreement in order to establish such exemption from the registration provisions of the Securities Act and other applicable securities laws.

         4.4 Authorization. All action on the part of Purchaser and its directors, officers and shareholders necessary for the authorization, execution, delivery and performance of all obligations of such Purchaser under this Agreement and the Other Agreements has been (or will

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be) taken prior to the Closing. This Agreement and the Other Agreements, when executed and delivered by Purchaser, will constitute the valid and binding obligation of Purchaser and are enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4.5 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the issuance of the Purchased Shares will not result in any violation or be in conflict with or constitute a default under any of the terms or provisions of the Articles or Bylaws of Purchaser, or any mortgage, indenture, contract, agreement or instrument to which Purchaser is a party and which is material to its business and operations, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of Purchaser pursuant to any such term or provision.

         4.6 Governmental Consents. Except for the filing of a Form D by Purchaser and Form 13D by the Purchaser with the Commission (as defined in Section 3.14 below) and other filings, if any, required by the laws of the country or other jurisdictions where the Purchaser is located, no consent, approval or authorization of, or registration, declaration, designation, qualification or filing with, any governmental authority on the part of Purchaser is required in connection with (a) the valid execution and delivery of this Agreement and the Other Agreements, (b) the offer, sale or issuance of the Purchased Shares by Purchaser, or (c) the consummation of any other transaction contemplated hereby, other than as provided by applicable securities laws.

         4.7 Other Consents. All consents of third parties and any shareholders of Purchaser necessary for the execution, delivery and performance by the Company of this Agreement and the Other Agreements or the consummation of the transactions contemplated hereby shall have been received prior to the Closing.

         4.8 SEC Form 13D. The Purchaser acknowledges that it is subject to the reporting requirements of Section 13 of the Exchange Act as a result of its purchase of the Purchased Shares and agrees to file a Form 13D with the Commission within the time period required. Such Form 13D (and all amendments or supplements thereto) shall not conflict with or otherwise differ materially from the terms of this Agreement and the Other Agreements and shall include copies of this Agreement and the Governance Agreement (not including the schedules hereto or thereto) as exhibits thereto (regardless of whether such agreements are required to be filed as exhibits by such Form).

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         5. CONDITIONS TO CLOSING OF PURCHASERS.

         The obligation of Purchaser to purchase and pay for the Purchased Shares at the Closing is, at such Purchaser's option, subject to the fulfillment on or prior to the applicable Closing Date of the following conditions:

         5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Article 3 hereof shall be true and correct in all material respects on and as of said date.

         5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date, including delivery of the Certificate, shall have been performed or complied with in all material respects.

         5.3 Opinion of Company's Counsel. Purchaser shall have received from Nelson Mullins Riley & Scarborough, L.L.P., counsel to the Company, in form and substance reasonably satisfactory to such Purchaser and its counsel, a favorable opinion addressed to Purchaser, dated as of the Closing Date, substantially in the form set forth in Exhibit A attached hereto.

         5.4 Registration Rights Agreement. Purchaser shall have received the Registration Rights Agreement substantially in the form attached hereto as Exhibit B, executed by the Company.

         5.5 Marketing Agreement. Purchaser shall have received the Memorandum of Agreement and Marketing Agreement substantially in the form attached hereto as Exhibit C (the "Marketing Agreement"), executed by the Company.

         6. CONDITIONS TO CLOSING OF THE COMPANY.

         The obligation of the Company to sell the Purchased Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

         6.1 Representations and Warranties Correct. The representations and warranties made by Purchaser in Article 4 hereof shall be true and correct with respect to such Purchaser on the Closing Date.

         6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by or complied with by Purchaser on or prior to such Closing Date, including delivery of the Purchase Price, shall have been performed or complied with in all material respects.

         6.3 Governance Agreement. The Company shall have received the Governance Agreement in the form attached hereto as Exhibit D (the "Governance Agreement") executed by the Purchaser.

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         6.4 Marketing Agreement. Company shall have received the Marketing
Agreement substantially in the form attached hereto as Exhibit C, executed by the Purchaser.

         7. MISCELLANEOUS.

         7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the United States and the State of Florida, without regard to its principles of conflicts of laws.

         7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing.

         7.3 Assignment. This Agreement may not be assigned, in whole or in part, by operation of law or otherwise, without the express written consent of the Company and the Purchaser (which consent may be granted or withheld in the sole discretion of the Company or Purchaser).

         7.4 Confidentiality. The parties shall treat all information about the Company and the Purchaser delivered in connection with this Agreement and the Other Agreements as confidential information in accordance with the terms of the Mutual Confidentiality Agreement dated 13 December 1999 between the parties (the "Confidentiality Agreement"), the terms of which shall survive the execution and delivery hereof and the Closing. The parties acknowledge that this Agreement and the Other Agreements may be filed with the Commission as exhibits to reports and forms which are required to be filed under the Securities Act and Exchange Act. The parties agree to consult and cooperate with each other to request and obtain confidential treatment from the Commission (and any other governmental authority which may require or request the disclosure or filing of this Agreement and/or any of the Other Agreements) with respect to the pricing, discount, payment, customer, product and other sensitive business terms of this Agreement and the Other Agreements, to the fullest extent such confidential treatment is available.

         7.5 Entire Agreement; Amendment. This Agreement, the Confidentiality Agreement, the Other Agreements and the documents and agreements delivered pursuant hereto or thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the duly authorized officers of the parties hereto.

         7.6 Notices. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon
(a) personal delivery, (b) five business days following deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, (c) otherwise delivered by hand or by messenger, (d) one business day after deposit with a reputable overnight international delivery service, or (e) delivery by facsimile, provided such transmission is confirmed within one of the methods set forth in (a) - (d) hereof, addressed: (a) if to Purchaser, at the address and facsimile set forth under its name on the signature page of this Agreement; or (b) if to the Company, at Phoenix International, Inc., 500 International Parkway, Heathrow, Florida 32746, Facsimile 001-407-548-5342,
Attn: Chief

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Executive Officer and Chief Financial Officer, or at such other address as the
Company shall have furnished to the Purchaser.

         7.7 Delays or Omissions; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default under this Agreement, shall impair any such right, power or remedy of such party or be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All of a party's remedies, either under this Agreement, or by law or otherwise afforded to such party, shall be cumulative and not alternative.

         7.8 Agent's Fees. Each party (a) represents and warrants that, except as set forth on Schedule 7.8 hereto, it has retained no finder or broker in connection with the transactions contemplated by this Agreement (except as disclosed to the other parties hereto as of the date hereof) and (b) hereby agrees to indemnify and to hold the other parties harmless of and from any liability for commissions or compensation in the nature of an agent's, finder's or broker's fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which said party is responsible.

         7.9 Expenses. Each party shall bear its own expenses and legal fees (and expenses and disbursements of its legal counsel) incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         7.10 Construction of Certain Terms. The titles of the articles, sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. For purposes of this Agreement, the term "knowledge" as applied to the Company or Purchaser means, as to a particular matter, the actual knowledge of the Company's or Purchaser's executive officers. Wherever words "including," "include" or "includes" are used in this Agreement, they shall be deemed followed by the words "without limitation." References to any gender shall be deemed to mean any gender.

         7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.12 Legends. In addition to any legends required by applicable state or foreign securities laws, the Company shall place the following legend on the front or back of each certificate evidencing ownership of Purchased Shares:

              The shares represented by this certificate are subject to the terms and conditions of a Stock Purchase Agreement, Governance Agreement and Registration Rights Agreement, each dated as of February 14, 2000, and copies of which may be obtained by written request made to the issuer hereof (for permitted purposes as determined by the issuer). The shares represented by this certificate have not been registered under the U.S. Securities Act of 1933 or any other securities laws of any U.S. or foreign

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              jurisdiction and may not be transferred except in accordance with such laws.

         7.13 Enforcement.

             (a) Remedies at Law or in Equity. If any party shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of such party in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, the other party may proceed to protect and enforce their respective rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of such party or to take any one of more of such actions.

             (b) Remedies Cumulative; Waiver. No remedy referred to herein or in any exhibit hereto is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to a party at law or in equity. No express or implied waiver by any party of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted it hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by such party shall not exhaust the same or constitute a waiver of any other right provided herein.

             (c) Exclusive Jurisdiction. The Company and the Shareholders irrevocably consent to the exclusive jurisdiction and venue of the courts of any county in the State of Florida and the United States Federal District Court of Florida, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Florida is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one party against another party, in a court of any jurisdiction other than the State of Florida should be forthwith dismissed or transferred to a court located in the State of Florida.

         7.14 No Joint Venture. Nothing in this Agreement shall be deemed to constitute the Company and Purchaser as partners, agents or joint venturers.



                         [signatures begin on next page]

Stock Purchase Agreement-Page 11 of 12

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                                   THE COMPANY:

                                   PHOENIX INTERNATIONAL LTD, INC.


                                   By: /s/ Raju M. Shivdasini
                                            --------------------------------
                                        Name: Raju M. Shivdasini
                                            --------------------------------
                                        Title: President & CEO
                                            --------------------------------


                                   PURCHASER:

                                   LONDON BRIDGE SOFTWARE HOLDINGS PLC.


                                   By: /s/ Gordon Crawford
                                            --------------------------------
                                        Name: Gordon Crawford
                                            --------------------------------
                                        Title: Chairman
                                            --------------------------------
                                   Address: 16th Floor, New London Bridge House
                                            --------------------------------
                                            25 London Bridge St. London
                                            --------------------------------
                                   Facsimile: (027) 403-8981
                                            --------------------------------

Stock Purchase Agreement-Page 12 of 12